SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 200549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) May 31, 2002

THE SPORTS CLUB COMPANY, INC.

Delaware (State or other jurisdiction of incorporation)	1-13290 (Commission File Number)	95-4479735 (I.R.S. Employer Identification No.)

11100 Santa Monica Boulevard, Suite 300 Los Angeles, California (address of principal executive offices)		90025 (Zip Code)

Registrant’s telephone number, including area code (310) 479-5200

(Former name or former address, if changed since last report.) Not applicable

Index of Exhibits on Page 2

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Signature
EXHIBIT 99.1

Item 5. Other Events

On May 31, 2002, the Company amended its Loan Agreement with Comerica Bank-California. The amended agreement extends the maturity date of the Company’s credit facility until August 31, 2002, and reduces the amount of the credit facility to $10.0 million. All other terms of the agreement remain unchanged, including the financial covenants and interest rate.

The Company remains out of compliance with one of the financial covenants for the March 31, 2002 reporting quarter. The Bank has waived the Company’s compliance with such covenant for this quarter.

Between now and August 31, 2002, the Company intends on renewing the bank agreement for another year and reinstating the credit line to $15.0 million. If the Company is unable to reach a new agreement with Comerica Bank, it plans to seek replacement financing.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Fourth Amendment to Fourth Amended and Restated Loan Agreement and First Amendment to Amended and Restated Revolving Loan between the Company and certain of its subsidiaries and Comerica Bank-California dated May 31, 2002.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

THE SPORTS CLUB COMPANY, INC.

By:	/s/ Timothy O’Brien

Timothy O’Brien Chief Financial Officer

June 4, 2002